Exhibit 99.1

Ritter Pharmaceuticals Announces Appointment of John W. Beck as Chief Financial Officer

LOS ANGELES (May 29, 2018) – Ritter Pharmaceuticals, Inc. (Nasdaq: RTTR) (“Ritter Pharmaceuticals” or the “Company”), a developer of novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases (GI) with an initial focus on the development of RP-G28, a drug candidate with the potential to be the first FDA-approved treatment for lactose intolerance (LI), today announced it has appointed John W. Beck as chief financial officer.

“We are pleased to add an executive of Mr. Beck’s caliber to our Company as we continue to expand and strengthen our management team during this exciting time of growth and product advancement,” said Michael D. Step, chief executive officer of the Company. “John has an extensive track record of success at multiple life sciences companies including his role as CFO for Ardea Biosciences, Inc., which in 2012, was acquired by AstraZeneca for $1.26B. Mr. Beck’s significant experience in public company management, his relationships within the investor community and his background in licensing and mergers and acquisitions will serve an important function for Ritter Pharmaceuticals as it moves into phase 3 clinical development with RP-G28 and prepares to commercialize this important asset, either alone or with partners, and build value for investors.”

“I am delighted to be joining the growing team of biotech professionals at Ritter Pharmaceuticals during this very important and exciting time,” said Mr. Beck. “I look forward to working with them to expand and enhance the awareness of RP-G28’s potential to drive near-term shareholder value as well as its longer-term potential to help the millions around the world afflicted by this unmet medical need.”

Mr. Beck joins Ritter Pharmaceuticals with over 25 years of experience in leadership roles across finance, accounting and compliance, capital markets, fundraising, mergers and acquisitions and commercial operations in life sciences and high technologies companies. Before joining Ardea, Mr. Beck spent 10 years with Metabasis Therapeutics Inc., as a co-founder and chief financial officer. Prior to joining Metabasis, Mr. Beck served as finance director at Neurocrine Biosciences, Inc. from 1994 to 1998, where he played an important role in that company’s IPO. Mr. Beck currently serves on the boards of advisors of August Therapeutics, Inc. in San Diego, California and Pinnacle Medical Holdings, LLC, in Denver Colorado. Mr. Beck holds a Bachelor’s Degree in Accounting from the University of Washington, Seattle as well as a degree in Theology from a Seattle-area seminary.

About Ritter Pharmaceuticals

Ritter Pharmaceuticals, Inc. (www.RitterPharma.com, @RitterPharma) develops novel therapeutic products that modulate the gut microbiome to treat gastrointestinal diseases. The Company’s lead product candidate, RP-G28, has the potential to become the first FDA-approved treatment for lactose intolerance, a condition that affects millions of people worldwide. RP-G28 has been studied in Phase 2 trials, and is expected to commence Phase 3 clinical development in the second quarter of 2018. The Company is further exploring the therapeutic potential that gut microbiome changes may have on treating/preventing a variety of diseases including: gastrointestinal diseases, cancer, metabolic, and liver disease.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the current beliefs and expectations of Ritter Pharmaceuticals’ management, including statements regarding the timing and commencement of our first Phase 3 clinical trial. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Factors that could affect our actual results are included in the periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

Contacts

Investor Contact:

Shaun Novin
310-203-1000
shaun@ritterpharma.com

Media Contact:

Jules Abraham
CoreIR

917-885-7378

julesa@coreir.com